Exhibit 21.1

Subsidiaries of Rackspace Technology, Inc. as of March 12, 2024
Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Adapt Services Limited	United Kingdom
Centric Telecom Limited	United Kingdom
Datapipe Asia Limited	Hong Kong
Datapipe Europe Limited	United Kingdom
Datapipe Israel Limited	Israel
Datapipe Singapore Pte Ltd	Singapore
Datapipe, Inc.	Delaware
Drake Merger Sub II, LLC	Delaware
Elinia Webservices Limited	United Kingdom
Elinia Limited	United Kingdom
GoGrid, LLC	Delaware
Inception Intermediate, Inc.	Delaware
Inception Parent, Inc.	Delaware
JA Vietnam Co., Ltd	Vietnam
Just Analytics Pte. Ltd	Singapore
ObjectRocket, LLC	Delaware
Onica Egypt LLC	Egypt
Onica Group LLC	Delaware
Onica Holdings LLC	Delaware
Onica Technologies Canada, Inc.	Canada
Rackspace Arabia for Information Technology Single LLC	Saudi Arabia
Rackspace Asia (Shanghai) Limited	China
Rackspace Asia Limited	Hong Kong
Rackspace Benelux BV	Netherlands
Rackspace Canada, Inc.	Canada
Rackspace Finance, LLC	Delaware
Rackspace Finance Holdings, LLC	Delaware
Rackspace Finance Holdings II, LLC	Delaware
Rackspace Finance (UK) Holdings Ltd	United Kingdom
Rackspace Germany GmbH	Germany
Rackspace Government Solutions, Inc.	Delaware
Rackspace Holdings LLC	Delaware
Rackspace Hosting Australia Pty Ltd	Australia
Rackspace India Private Limited	India
Rackspace International GmbH	Switzerland
Rackspace International Holdings, Inc.	Delaware
Rackspace International Mobility GmbH	Switzerland
Rackspace Israel Holdings Ltd	Israel
Rackspace Limited	United Kingdom

Rackspace Mexico s.de R.L. de C.V.	Mexico
Rackspace New Zealand Limited	New Zealand
Rackspace Professional Services Japan GK	Japan
Rackspace Receivables II, LLC	Delaware
Rackspace Receivables Canada Limited	Canada
Rackspace Singapore Pte. Ltd.	Singapore
Rackspace Technology Belgium B.V.	Belgium
Rackspace Technology Brazil LTDA	Brazil
Rackspace Technology Colombia S.A.S.	Colombia
Rackspace Technology Global, Inc.	Delaware
Rackspace Technology Hungary Kft.	Hungary
Rackspace Technology Malaysia SDN. BHD.	Malaysia
Rackspace Technology Poland sp. z o.o. (Yocarnim Investments Sp. z o.o)	Poland
Rackspace US, Inc.	Delaware
RelationEdge, LLC	Delaware
RSUS4, LLC	Delaware
RXT Sweden AB	Sweden
Sleek Networks Limited	United Kingdom
Tricore Solutions Private Limited	India
Tricore Solutions, LLC	Massachusetts